Exhibit 99.1

Interactive Strength Inc. (Nasdaq: TRNR) Regains Compliance with Nasdaq Listing Rule about Minimum Bid Price

Austin, TX – July 10, 2024 - Interactive Strength Inc. (Nasdaq: TRNR) (“TRNR” or “the Company”), maker of innovative specialty fitness equipment under the CLMBR and FORME brands, today announced that the Company received a letter on July 8, 2024 from the Staff at Nasdaq Listings Qualifications stating that the Company has regained compliance with Listing Rule 5550(a)(2), which specifies rules regarding a minimum bid price of $1.00.

Trent Ward, Co-Founder and CEO of TRNR, said: “We are proud that we have regained compliance with this Listing Rule, and look forward to maintaining our status on Nasdaq in the future. The Nasdaq Staff is professional, and ensures that the Listing Rules are applied consistently, in order to protect the integrity of the exchange. This is a key reason why Nasdaq is the first choice for high-growth businesses such as Interactive Strength.”

The Nasdaq Staff has determined that for the 14 consecutive business days, from June 14, 2024 to July 5, 2024, the closing bid price of the Company’s common stock has been at $1.00 per share or greater and they have stated that this matter is now closed.

TRNR Investor Contact

ir@interactivestrength.com

TRNR Media Contact

forme@jacktaylorpr.com

About Interactive Strength Inc.:

Interactive Strength Inc. produces innovative specialty fitness equipment and digital fitness services under two main brands: 1) CLMBR and 2) FORME. Interactive Strength Inc. is listed on NASDAQ (symbol: TRNR).

CLMBR is a vertical climbing machine that offers an efficient and effective full-body strength and cardio workout. CLMBR's design is compact and easy to move – making it perfect for commercial or in-home use. With its low impact and ergonomic movement, CLMBR is safe for most ages and levels of ability and can be found at gyms and fitness studios, hotels, and physical therapy facilities, as well as available for consumers at home. www.clmbr.com.

FORME is a digital fitness platform that combines premium smart gyms with live virtual personal training and coaching to deliver an immersive experience and better outcomes for both consumers and trainers. FORME delivers an immersive and dynamic fitness experience through two connected hardware products: 1) The FORME Studio Lift (fitness mirror and cable-based digital resistance) and 2) The FORME Studio (fitness mirror). In addition to the company’s connected fitness hardware products, FORME offers expert personal training and health coaching in different formats and price points through Video On-Demand, Custom Training, and Live 1:1 virtual personal training. www.formelife.com.

Forward Looking Statements:

Exhibit 99.1

This press release includes certain statements that are “forward-looking statements” for purposes of the safe harbor provisions under the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements do not relate strictly to historical or current facts and reflect management’s assumptions, views, plans, objectives and projections about the future. Forward-looking statements generally are accompanied by words such as “believe”, “project”, “expect”, “anticipate”, “estimate”, “intend”, “strategy”, “future”, “opportunity”, “plan”, “may”, “should”, “will”, “would”, “will be”, “will continue”, “will likely result” or similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These forward-looking statements include, but are not limited to, statements regarding the possibility of maintaining compliance with Nasdaq Listing Rules in the future, as well as the Company being described as a high-growth business. The reader is cautioned not to rely on these forward-looking statements. These statements are based on current expectations of future events. If underlying assumptions prove inaccurate or known or unknown risks or uncertainties materialize, actual results could vary materially from the expectations and projections of the Company. Risks and uncertainties include but are not limited to: demand for our products; competition, including technological advances made by and new products released by our competitors; our ability to accurately forecast consumer demand for our products and adequately maintain our inventory; and our reliance on a limited number of suppliers and distributors for our products. A further list and descriptions of these risks, uncertainties and other factors can be found in filings with the Securities and Exchange Commission. To the extent permitted under applicable law, the Company assumes no obligation to update any forward-looking statements.